Exhibit 10.30

Agreement No.

MASTER VENDOR PRINTING SERVICES AGREEMENT

This Master Vendor Printing Services Agreement is effective as of April 1, 2004 between Citicorp Credit Services, Inc., having a place of business at One Court Square, Long Island City, New York 11120 (“CCSI”) and Primerica Life Insurance Company having a place of business at 1320 Progress Industrial Blvd. Ste 100, Lawrenceville, VA 30043 (“Vendor”). It sets forth the terms and conditions governing the services that Vendor shall provide to CCSI.

ARTICLE 1. SCOPE OF AGREEMENT

CCSI or any CCSI Affiliate, as hereinafter defined, may order printing services (“Printing Services” or “Services”) hereunder by entering into an Exhibit similar to Exhibit 1 described in Section 2.1 below, signed by both CCSI or the Affiliate and Vendor (“Exhibit” or “Affiliate Exhibit,” respectively). For purposes of this Agreement, “Affiliate” shall mean any entity controlling, controlled by or under common control with a party to this Agreement during the term hereof. “CCSI Affiliate” shall mean any and all Affiliates of CCSI whose primary business is the issuance of credit and/or payment cards or services to consumers and/or businesses in the United States, Puerto Rico, Canada and Mexico. Any CCSI Affiliate executing an Affiliate Exhibit in accordance with the terms hereof, shall stand in the place of CCSI under this Agreement for purposes of the respective Affiliate Exhibit and shall be subject to all of the terms and conditions of this Agreement. Each such Affiliate Exhibit shall be deemed to be a two-party agreement between Vendor on the one hand and the CCSI Affiliate on the other hand. Each Affiliate Exhibit shall constitute a separate agreement and except for any provisions herein which are specifically excluded or modified in such Affiliate Exhibit, shall incorporate therein all the terms and conditions of this Agreement.

ARTICLE 2. VENDOR RESPONSIBILITIES

2.1 Vendor shall provide to CCSI the Printing Services described in the attached Exhibit 1, pursuant to the provisions of this Agreement. Performance and documentation standards, timetables, and Service fees (with applicable taxes separately itemized) are set forth in Exhibit 1. If additional services are to be covered by this Agreement, Vendor and CCSI or Vendor and any Affiliate shall prepare additional sequentially numbered Exhibits signed by both parties.

2.2 Vendor agrees that any work product it produces pursuant to this Agreement, or any pre-existing work product that it modifies in the course of providing Services, will be considered “work for hire” and the property of CCSI, unless otherwise agreed to in writing. If and to the extent that the work product is not a “work made for hire,” Vendor hereby assigns all rights, title and interest in the work product, including but not limited to the copyright, to CCSI. Vendor shall not use such work for hire for the benefit of any party other than CCSI or its affiliates. Any work product that Vendor produced prior to this Agreement’s effective date and did not modify for purposes of providing Services will not be subject to the provisions of this section.

2.3 Vendor may not engage any third party to perform any part of the Services without CCSI’s prior written approval. Notwithstanding such approval, Vendor shall remain responsible for all obligations under this Agreement and for the acts or omissions of its agents or subcontractors.

2.4 To the extent Vendor performs Services on the premises of CCSI or its corporate affiliates, Vendor shall observe the working hours and policies, security measures and holiday schedules of CCSI.

2.5 Intentionally deleted.

2.6 While this Agreement is in effect and for a period of six (6) months after the termination of this Agreement, Vendor shall not hire or solicit the employment of any person whom CCSI employed during the period of this Agreement or the six-month period preceding this Agreement’s effective date. The obligations of this Article 2.6 shall survive the termination of this Agreement.

2.7 Vendor shall: a) comply with all applicable laws, including, but not limited to, all fair lending laws and regulations and the Gramm-Leach-Bliley Act and its regulations, while performing services; (b) obtain all necessary consents and authorizations prior to providing Services; (c) ensure that none of the Services will infringe on the proprietary or ownership rights of any party, (d) calculate, report, and remit all sales, use, excise, or similar taxes related to its performance of Services; (e) be solely liable for any taxes, penalties, or interest which may be imposed due to Vendor’s failure to timely file returns or deposit appropriate taxes of any nature

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whatsoever; and (f) ensure that none of the Services, and none of the names, marks, or graphics used in connection with the Services or any work product created by Vendor pursuant to this Agreement, infringe on the proprietary, ownership or intellectual property rights including, but not limited to, the trademark, copyright and patent rights, of any party.

2.8 Vendor agrees to comply with the “Citigroup Privacy Promise for Consumers”, attached to this Agreement as Schedule A and incorporated herein, to the extent such Privacy Promise relates to the Services performed by Vendor for CCSI. Vendor shall ensure that all employees providing Services to CCSI are aware of, and agree to comply with, the Citigroup Privacy Policy for Customers. Upon CCSI’s request, Vendor shall provide CCSI written acknowledgment and agreement to comply with such Privacy Promise by each employee.

2.9 In order for this Agreement to be effective, Vendor shall complete the “Citibank Security Audit Questionnaire” attached to this Agreement as Schedule B.

ARTICLE 3. CCSI RESPONSIBILITIES

3.1 In consideration of the Services to be performed, CCSI shall pay Vendor the fees set forth in the respective Exhibit. And in accordance with the provisions of this Agreement, CCSI shall reimburse Vendor for reasonable and necessary out-of-pocket expenses that Vendor incurs while performing Services. Vendor shall obtain CCSI’s approval in writing prior to incurring such additional expenses. CCSI’s payment terms are net sixty (60) days from date of receipt of Vendor’s invoice. All invoices shall be due and payable by CCSI within sixty (60) days after receipt by CCSI of the invoice. There will be no late payment service charge of any kind. CCSI may, upon notice to Vendor, withhold payment for non-conforming services, for the failure of Vendor or of the services to meet any product specifications and/or terms of this Agreement, for any disputed invoiced items or for any other related matters. Such non-payment shall not constitute a default or breach of this Agreement by CCSI.

3.2 From time to time, CCSI shall instruct Vendor how to submit itemized invoices or other expense documentation. With notice to Vendor, CCSI may withhold payments for unsatisfactory performance or for questionable expenses. Pending resolution of any disputed amount, such non-payment will not constitute CCSI’s breach of this Agreement. CCSI shall reimburse authorized expenses submitted up to thirty (30) days after the termination of this Agreement. Upon termination of this Agreement, CCSI shall pay Vendor for any sums owed for Services that Vendor performed prior to the termination date if such sums are not in dispute.

3.3 CCSI shall: (a) comply with all applicable laws while performing its responsibilities; and (b) obtain all necessary consents and authorizations prior to performing its responsibilities.

ARTICLE 4. CONFIDENTIALITY

4.1 In performing Services, Vendor will have access to information that is confidential and proprietary to CCSI (“Information”). Information may include, without limitation: (a) names, addresses, and demographic, behavioral, and credit information relating to Citibank cardmembers or potential Citibank cardmembers; and (b) marketing strategies, targeting methods, and other CCSI business objectives. Vendor shall use Information only for the purpose of providing Services and shall not accumulate in any way or make use of Information for any other purpose. Vendor shall ensure that only its employees, authorized agents, or subcontractors who need to know Information to perform Services will receive Information and that such persons agree to be bound by the provisions of this Article 4. Without CCSI’s prior written consent, Vendor may not disclose Information to any unauthorized party. Vendor shall treat Information with at least the same degree of care that it treats its own confidential information and shall exercise reasonable precautions to prevent disclosure of Information to unauthorized parties. Vendor shall notify CCSI immediately of any loss or unauthorized-disclosure or use of Information that comes to Vendor’s attention.

4.2 The obligations with respect to Information shall not apply to Information that: (a) Vendor already knew; (b) Vendor received from a third party that had the right to make such disclosure: (c) CCSI specifically authorizes Vendor to disclose; (d) Vendor developed independently; (e) becomes part of the public domain through no fault of Vendor; or (f) Vendor was ordered to disclose by a court or agency with appropriate jurisdiction.

4.3 Vendor agrees that any unauthorized use or disclosure of Information may cause immediate and irreparable harm to CCSI for which money damages will not constitute an adequate remedy. In that event, Vendor agrees CCSI is entitled to seek injunctive relief.

4.4 Upon CCSI’s demand, or upon the termination of this Agreement, Vendor shall comply with CCSI’s instructions regarding the disposition of Information in Vendor’s possession or control.

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4.5 Unless necessary for the performance of Services, Vendor shall not use CCSI’s name or the name of a CCSI affiliate in any sales publication or advertisement or make any public statement relating to CCSI or its affiliates without obtaining CCSI’s prior written consent.

4.6 The obligations of this Article 4 shall survive the termination of this Agreement.

ARTICLE 5. AUDITS

5.1 In order to verify Vendor’s compliance with this Agreement, CCSI shall have the right to conduct quarterly reviews of Vendor’s performance hereunder (“Audit”). CCSI shall give Vendor reasonable advance notice of any Audit, and the parties shall schedule a mutually convenient time for any Audit. Notwithstanding the above, CCSI may conduct an Audit on twenty-four (24) hours prior written or telephonic notice to Vendor if CCSI reasonably believes that Information has been or is about to be disclosed in an unauthorized manner.

5.2 An Audit may include, without limitation, inspection and review of all aspects of Vendor’s business practices related to Vendor’s performance of Services. Vendor shall cooperate fully with CCSI in any Audit and shall give CCSI and its auditors access to its premises for conducting an Audit. Any authorized representative of CCSI may conduct an Audit.

5.3 If an Audit leads CCSI to conclude that Vendor breached the provisions of this Agreement or that any of Vendor’s business practices related to its performance of Services present a risk of unauthorized disclosure of Information, Vendor shall use its best efforts to change such business practices as soon as possible to the reasonable satisfaction of CCSI.

ARTICLE 6. INSURANCE

While this Agreement is in effect, Vendor shall obtain and maintain all insurance coverages required by federal or state law, including, without limitation, workers’ compensation and disability insurance. Vendor shall also maintain the following minimum insurance coverages: (a) commercial general liability insurance for bodily injury, death, and property damage with a per occurrence limit of at least $2,000,000.00, with such policy to include broad form contractual liability, advertisers liability, and personal injury coverage naming CCSI as an additional insured with respect to the Services provided under this Agreement; (b) worker’s compensation and employer’s liability coverage of at least $500,000.00 and (c) comprehensive crime coverage of at least $1,000,000.00 naming CCSI as a loss payee and additional insured. At CCSI’s request, Vendor shall promptly provide to CCSI certificates from its insurers indicating the amount of insurance coverage, nature of such coverage, and expiration date of each applicable policy.

ARTICLE 7. INDEMNIFICATION

Each party shall indemnify and hold harmless the other party, its corporate affiliates, and their officers, directors, employees, and agents from and against all obligations of any nature whatsoever (including all reasonable attorneys’ and experts’ fees) resulting from a party’s failure to perform in accordance with any of the terms and conditions of this Agreement; provided, however, that (a) the party to be indemnified (“Indemnified Party”) notifies the other party promptly of any such claim, and (b) such claim is not attributable to any negligent act or omission by the Indemnified Party, its corporate affiliates, or any of their officers, directors, employees, or agents. The other party shall afford the Indemnified Party the opportunity to defend or participate in the defense of such claim. The other party shall make no settlement of an indemnified claim specifically naming or directly affecting the Indemnified Party without the Indemnified Party’s prior written approval. This Article 7 shall survive the termination of this Agreement.

ARTICLE 8. TERM AND TERMINATION OF AGREEMENT

8.1 This Agreement is effective on the date first written above and will remain in effect for one year. Either party may terminate this Agreement for breach by the other party upon providing written notice of termination. However, CCSI may terminate this Agreement at any time upon providing thirty (30) days prior written notice to Vendor.

8.2 Breach of this Agreement by either party includes, without limitation, the following circumstances: (a) failure to perform any material obligation hereunder that remains uncured after twenty (20) days prior written notice; (b) the admission in writing of the inability to pay debts generally as they become due or the taking of any corporate action tantamount to such admission; (c) ceasing to do business as a going concern; (d) making any assignment for the benefit of creditors; (e) selling all or substantially all of its stock or assets; or (f) having such stock or assets acquired by or transferred to any third party.

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8.3 If bankruptcy proceedings are commenced with respect to either party (“Debtor”) and if this Agreement has not otherwise terminated, then the other party may suspend all further performance of this Agreement until Debtor assumes or rejects this Agreement pursuant to Section § 365 of the Bankruptcy Code or any similar or successor provision. The other party’s suspension of further performance pending Debtor’s assumption or rejection will not be a breach of this Agreement and will not affect the other party’s right to pursue any of its rights under this Agreement.

8.4 The rights of the parties to terminate this Agreement are not exclusive of any other rights and remedies they may have at law for damages or otherwise, except the right specifically precluded in Article 9 below.

ARTICLE 9. MISCELLANEOUS PRINTING SERVICES REQUIREMENTS

9.1 CCSI shall appoint a person as its representative (“CCSI’s Representative”) under this Agreement. CCSI’s Representative shall represent CCSI with respect to the quality and acceptability of the Services provided by Vendor. Services not completed to CCSI’s satisfaction shall be re-performed at no additional cost to CCSI and without prejudice to any remedies otherwise available to CCSI in law or in equity.

9.2 All Printing Services produced by Vendor under this Agreement shall be shipped F.O.B. destination, freight prepaid, unless otherwise requested by CCSI.

9.3 In order to better assure protection of CCSI’s proprietary information, Vendor agrees that for the duration of this Agreement, including the period of notice prior to the effective date of termination, Vendor shall keep all CCSI Work and material physically separate and apart from any work being performed by Vendor for any of CCSI’s competitors.

9.4 Quality control is an important part of the production of the Printing Services under this Agreement. Therefore, CCSI’s Representative shall have the right to conduct quality control reviews of the Printing Services being provided by Vendor at any time during Vendor’s normal business hours, without unreasonably disrupting Vendor’s normal business activities, by:

(a)	visiting any facility where the Printing Services are being produced;

(b)	verifying Printing Services quality levels; and

(c)	conducting other activities reasonably related to obtaining information for quality control review purposes.

9.5 Vendor shall cooperate fully with CCSI in any quality control review which CCSI’s Representative performs, and shall provide information and explain procedures and operations to CCSI or its representative. CCSI shall distribute the results of each quality control review to Vendor. Upon receipt of such results, Vendor shall use its best efforts to immediately correct any deficiencies noted by CCSI, and shall fully correct such deficiencies within fifteen (15) days of receipt. In the alternative, Vendor shall (within five (5) days of receipt) notify CCSI that it disputes the results of CCSI’s quality control review, and the parties shall make a good faith attempt to resolve the dispute. If the parties are unable to resolve the dispute, CCSI may terminate this Agreement in accordance with the provisions of Section 8.1.

9.6 Vendor shall keep abreast of major developments in the Vendor’s industry and shall promptly advise CCSI of any developments which might affect the furnishing of Printing Services hereunder. If, during the term of this Agreement, Vendor’s costs are changed due to using improvements such as either the adoption of new production methods, processes, techniques, or materials or the use of additional, new, or different equipment or facilities, prices to CCSI shall be changed by mutual consent of the parties to fairly reflect such change in costs. However, prices shall not be increased unless CCSI has given Vendor written approval prior to Vendor’s use of the new method, process or equipment.

9.7 Title and risk of loss and damage to Printing Services purchased by CCSI under this Agreement shall vest in CCSI when the Printing Services are received, inspected and accepted by CCSI at destinations to be designated by CCSI. Prior to such vesting in CCSI, Vendor shall file any claims for such Printing Services that may be lost, damaged or otherwise, at no charge to CCSI.

9.8 Vendor shall not make public use of any CITIBANK identification. As used herein, “CITIBANK identification”, means any copy or semblance of any trade name, trademark, service mark, insignia, symbol, logo, designation or other product or service identification of CITIBANK or any of its subsidiaries or other affiliates (all “CITIBANK entities”), or any evidence of inspection by or for any CITIBANK entity. Vendor shall remove or obliterate any CITIBANK identification prior to any sale, use or disposition of any items rejected or not procured by CCSI.

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9.9 Upon CCSI’s written request, certain CITIBANK trademarks, trade names, insignia, symbols, decorative designs, packaging designs, or evidences of CCSI’s inspection (hereinafter “Marks”) will be properly affixed by Vendor to the Printing Services furnished or its packaging. Such Insignia will not be affixed, used or otherwise displayed on the material furnished or in connection therewith without CCSI’s written approval. The manner in which such Insignia will be affixed must be approved in writing by CCSI. CCSI shall retain all right, title and interest in any and all packaging designs, finished artwork, and separations furnished to Vendor.

9.10 Vendor shall use CITIBANK marks (hereinafter “Marks”) only with Printing Services provided in accordance with this Agreement and in accordance with CCSI’s present and future standards of quality. CCSI shall have the right to inspect Printing Services or its packaging as provided herein to determine compliance with said standards. Upon Vendor’s failure to conform with CCSI’s standards of quality, CCSI shall notify Vendor and Vendor shall promptly cease to use the Marks until the standards of quality have been met to the satisfaction of CCSI and such satisfaction is evidenced in writing by CCSI.

9.11 Vendor shall comply with conditions set forth herein and in writing from time to time by CCSI with respect to the style, appearance, and manner of use of the Marks. A notice, acceptable to CCSI, e.g., a footnote identifying the Marks as a trademark of CITIBANK, shall be used on all marketing, publicity, and other written material using the Marks, to identify CITIBANK’S proprietary rights. One copy of all such proposed material which displays the Marks shall be provided to CCSI for review prior to final production of such material.

9.12 Vendor admits the validity of, the popularity of, and the goodwill associated with the Marks and agrees not to challenge the Marks in any forum. Any and all rights that may be acquired by the use of the Marks by Vendor shall inure to CCSI’s sole benefit.

9.13 Vendor acknowledges that said goodwill is a property right belonging to CCSI and that CCSI is the owner of all property and other rights in the Marks. Vendor shall not use the Marks or any part thereof as part of Vendor’s corporate name or use any name or trademark confusingly similar to the Marks other than as provided herein. Vendor shall not register in any country any marks resembling or confusingly similar to the Marks. CCSI makes no warranties regarding CCSI’s ownership of any rights in or the validity of said Marks. Upon termination or expiration of this Agreement, Vendor’s right to use the Marks shall cease to exist.

9.14 Printing Services rejected or not purchased by CCSI which utilized such Insignia shall have all such Insignia removed prior to any sale, use, or disposition thereof.

9.15 At any time during the production of the Printing Services, CCSI may condemn or reject any or all of the Printing Services if the same are not in accordance with this Agreement and shall give written notice to Vendor of such default. Vendor will thereupon have twenty-four (24) hours to respond and recommend necessary steps to move forward, and seventy-two (72) hours to remedy the default. If Vendor fails to timely remedy the default, CCSI reserves the right to produce any or all Printing Services, to provide labor, equipment and materials, and to complete or have completed by a third party any part or all of the Printing Services. The cost of completion by CCSI shall be deducted from the unpaid balance, if any, due or which may become due Vendor under this Agreement. If there is no unpaid balance or if the cost of completion by CCSI is in excess of the unpaid balance, Vendor shall reimburse CCSI for such cost, less the amount of the unpaid balance, if any.

9.16 CCSI’s Representative and any other persons designated by CCSI’s Representative or CCSI shall at all times during normal business hours or immediately in the event of a declared disaster situation by CCSI, have access to Vendor’s production facility or to the Printing Services for purposes of inspection and general representation of CCSI interests. Vendor shall provide safe and proper facilities for such inspection and representation subject to its security procedures.

9.17 Vendor shall make every effort, in accordance with Article 4, to prevent access by third parties to Vendor’s facilities which are associated with work performed under this Agreement and to prevent inspection of Services and work by third parties which sell products and services similar to CCSI. In addition, Vendor shall ensure that all delivery trucks/trailers in which materials are stored shall be locked and sealed not only when such delivery trucks/trailers contain CCSI materials, but also when they are empty.

9.18 If Vendor has knowledge that anything prevents or threatens to prevent the timely performance of the production of the Printing Services under this Agreement, Vendor shall immediately notify CCSI’s Representative thereof and include all relevant information concerning the delay or potential delay.

9.19 Vendor warrants and certifies that all products, including packaging and packaging components, provided to CCSI under this Agreement have been accurately labeled, in accordance with the requirements of 40 CFR Part 82 entitled “Protection of Stratospheric Ozone, Subpart E - The Labeling of Products Using Ozone Depleting Substances.” Vendor agrees to indemnify, defend and save

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harmless CCSI, its corporate affiliates and their officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorney’s fees) that may be sustained by reason of Vendor’s non-compliance with such applicable law or the terms of this warranty and certification.

9.20 Vendor warrants that all packaging materials furnished under this Agreement and all packaging associated with Printing Services furnished under this Agreement were not manufactured using and do not contain chlorofluorocarbons. “Packaging” means all bags, wrappings, boxes, cartons and any other packing materials used for packaging. Vendor shall indemnify and hold CCSI harmless for any liability, fine or penalty incurred by CCSI to any third party or governmental agency arising out of CCSI’s good faith reliance upon said warranty.

9.21 Vendor warrants to CCSI that no lead, cadmium, mercury or hexavalent chromium have been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to CCSI under this Agreement. Vendor further warrants to CCSI that the sum of the concentration levels of lead, cadmium, mercury and hexavalent chromium in the package or packaging component provided to CCSI under this Agreement does not exceed 100 parts per million. Upon request, Vendor shall provide to CCSI Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this clause. Vendor shall indemnify and hold CCSI harmless for any liability, fine or penalty incurred by CCSI to any third party or governmental agency arising out of CCSI’s good faith reliance upon said warranties or any Certificates of Compliance.

9.22 During the term of this Agreement, CCSI may require Vendor to purchase paper specified by CCSI’s Representative from the CCSI designated paper Vendor (“Paper Vendor”) to be used exclusively for the Services provided under this Agreement. Vendor shall pay Paper Vendor the most recent CCSI negotiated price for paper. Vendor shall bill CCSI for paper as a separate line item.

9.23 When ordering paper from Paper Vendor, Vendor shall specify the quantity in pounds, grade, sizes and sheets or rolls. Vendor’s orders to Paper Vendor shall specify delivery schedules consistent with CCSI’s instructions and as necessary to allow Vendor to meet the delivery schedule for Printing Services pursuant to this Agreement. Paper delivery requirements shall be included in production schedules and shall include sufficient lead-time to permit processing of orders, manufacture, and delivery of Printing Services to CCSI location. Vendor’s orders shall include the following certification: “This paper is being ordered exclusively for the printing of material furnished to CCSI and will not be used for any other purpose.”

9.24 If Paper is not delivered according to schedule, Vendor shall immediately notify CCSI’s Representative. If CCSI’s Paper Vendor is unable to fill Vendor’s orders for paper, CCSI may substitute equivalent grades of paper.

9.25 Vendor shall examine all paper shipped by CCSI’s Paper Vendor and promptly notify CCSI and Paper Vendor of any defect which makes the paper unsuitable for use. Vendor shall comply with CCSI’s instructions regarding the disposition of defective paper.

9.26 Should the expiration or termination of this Agreement cause Vendor to have an excess of paper on hand, and if CCSI does not execute another agreement with Vendor under which said paper may be used, CCSI shall purchase and Vendor shall sell, at the prices originally paid by Vendor, all such paper.

9.27 In addition to the price of the paper, Vendor shall be responsible for paying federal manufacturers’ or retailers’ excise and state and local sales, use, or excise taxes. Title and risk of loss shall vest in Vendor at purchase.

9.28 The provisions set forth in this Article 9 shall apply regardless of who purchases the paper. If a paper problem is identified during production, Vendor shall resolve any problems with the Paper Vendor related to the replacement of paper, and/or credit from the Vendor to CCSI or Vendor. CCSI shall not be liable for additional costs incurred by Vendor due to paper problems, and Vendor’s sole recourse shall be to the Paper Vendor.

9.29 Vendor shall not be charged with any liability for delay or non-delivery of Printing Services when due to sovereign acts of the United States Government, acts of God or the public enemy, compliance in good faith with any applicable governmental regulation or order (whether or not it proves to be invalid), fires, riots, labor disputes, unusually severe weather or any other cause beyond the reasonable control of Vendor. Vendor shall give CCSI reasonable written notification of any material or indefinite delay due to such causes. Vendor shall take the necessary steps to overcome any delay in delivery of Printing Services to CCSI. The delivery date shall be extended for a time equal to that of the excusable delay and this Agreement shall be deemed to have been amended to extend the term of this Agreement by the same period of time.

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ARTICLE 10. WAIVER OF JURY TRIAL

This Agreement and the respective rights and obligations of the parties shall be governed by the laws of the state of New York. VENDOR AND CCSI HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING OR LITIGATION BROUGHT AGAINST THE OTHER WITH RESPECT TO THIS AGREEMENT OR VENDOR’S PERFORMANCE OF SERVICES.

ARTICLE 11. INDEPENDENT CONTRACTOR

Vendor shall perform the Services as an independent contractor, and nothing contained in this Agreement or otherwise shall be deemed to create any employment, partnership, or joint venture between Vendor and CCSI. Vendor acknowledges that Services performed are solely within its control, and neither Vendor nor any of its employees will hold itself out as anything but an independent contractor to CCSI.

ARTICLE 12. NOTICES

Any notice or communication required under this Agreement will be effective when received and sufficient if given in writing and delivered by certified mail, registered mail, or by an overnight delivery service of general commercial use (such as UPS, Federal Express, or Airborne) addressed as follows:

To CCSI:	Citicorp Credit Services, Inc. One Court Square 17th Floor Long Island City, New York 11120 Attention: Mohanarajah Nallarajah

To Vendor:	Primerica Financial Services 1320 Progress Industrial Blvd. Ste 100 Lawrenceville, VA 30043 Attention: Brent Slayton

ARTICLE 13. ENTIRE AGREEMENT; AMENDMENT; ASSIGNMENT

13.1 This Agreement, together with any attached Exhibits, shall constitute the entire Agreement between CCSI and Vendor with respect to Services and shall supersede all prior agreements respecting those Services.

13.2 This Agreement is and shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and permitted assigns and may not be changed or modified except in a writing signed by both parties.

13.3 This Agreement and its obligations may not be assigned by either party except upon written consent of the other party. However, CCSI may assign any of its rights or obligations under this Agreement to a corporate affiliate with the necessary resources to perform this Agreement upon providing written notice to Vendor.

ARTICLE 14. WAIVER; SEVERABILITY; SURVIVABILITY

14.1 A failure or delay of either party to enforce any of the provisions of this Agreement may in no way be construed to be a waiver of such provision.

14.2 Any provision of this Agreement that is invalid, illegal, or unenforceable for any reason shall be ineffective only to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions or rendering any other provision of this Agreement invalid, illegal, or unenforceable.

14.2.1 The rights and obligations of the parties under this Agreement that by their nature continue beyond the expiration of this Agreement, including but not limited to Section 2.6 and Articles 4 and 7 shall survive any termination or expiration of this Agreement.

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ARTICLE 15. PERSONAL DEALING AND NON-SUBORNATION

Vendor warrants that no officer, director, employee of CCSI, or any of their immediate family members, (i) has received or will receive anything of value of any kind from Vendor or its personnel in connection with this Agreement, or (ii) has a business relationship of any kind with Vendor or its personnel. Vendor further warrants that Vendor has not and will not make (or offer to make) any payments to, or confer (or offer to confer) any benefit upon, any employee, agent or fiduciary of any third party, with the intent to influence the conduct of such employee, agent or fiduciary in any manner relating to the subject of this Agreement. In addition, Vendor warrants that no officer, director, employee of Vendor and no family members of any of them has received and will not accept anything of value of any kind from any subcontractor or other third party relating to the subject of this Agreement and has not and will not be influenced by any subcontractor’s or other third party’s offer to make payment to, or to confer any benefit upon, Vendor or any officer, director, employee of Vendor or any of their family members with the intent to influence the conduct of Vendor in any manner relating to the subject of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first written above.

CITICORP CREDIT SERVICES, INC.		PRIMERICA LIFE INSURANCE COMPANY

By:	/s/ Milind Kothare	By:	/s/ Brent A. Slayton
Name:	Milind Kothare, SVP	Name:	Brent A. Slayton
Title:	Citicorp Credit Services, Inc. Expense Mgmt./Citi Cards Finance GEID #0000821845 1 Court Sq./34th FL./Zn. 2 Long Island City, NY 11120 (718) 248-7177	Title: Date:	Senior Vice President 3/22/04
Date:	3/30/2004

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Exhibit 1

Scope of Work and Compensation

This is Exhibit 1 to the Master Vendor Printing Services Agreement effective as of April 1st, 2004 (the “Agreement”) between Citicorp Credit Services, Inc. (“CCSI”) and Primerica Life Insurance Company (“Vendor”). The terms and conditions of the Agreement are incorporated herein.

I.	Services:

Vendor shall provide printing services (the “Services”) as requested by CCSI’s Representative. CCSI’s Representative will initiate written orders with Vendor and will provide approved artwork to Vendor via an approved format (e.g., disk from Advertising Agency). All logos and brand specifications will be provided and approved in writing by CCSI. Vendor shall produce and submit a final proof to the CCSI Representative and shall obtain CCSI’s written approval prior to Vendor production. Vendor shall provide daily/weekly updates to CCSI’s Representative regarding the production status of the printed materials.

II.	Specifications:

CCSI shall provide written specifications to Vendor on an order-by-order or program-by-program basis.

III.	Timetable:

Vendor shall perform Services for CCSI as requested during the term of the Agreement. Vendor shall be awarded work based on estimated costs and the ability to meet CCSI’s delivery requirements.

IV.	Pricing:

Vendor shall quote the estimated price and delivery schedule on an order-by-order or program-by-program basis. Such quotes must be approved in writing by CCSI prior to Vendor’s commencement of work on the respective order.